Date=Grant Date

TO:            <@Name@>

FROM:        Alan S. Armstrong

SUBJECT:    2015 Short-Term Non-Equity Incentive Award

You have been selected to receive a non-equity incentive award to be paid if the Company exceeds the Target goal, as established by the Committee, over the Performance Period. This award is subject to the terms and conditions of the 2015 Short-Term Non-Equity Incentive Award Agreement (the “Agreement”).

This award is granted to you in recognition of your role as an employee whose responsibilities and performance are critical to the attainment of long-term goals. This award and similar awards are made on a selective basis and are, therefore, to be kept confidential.

Subject to all of the terms of the Agreement, you will generally become entitled to payment of the award if you are an active employee of the Company on the Maturity Date and if performance measures set forth in the Agreement are certified for the Performance Period. The adjustment and termination provisions associated with this award are included in the Agreement.

If you have any questions about this award, you may contact Scott Graybill.

2015 SHORT-TERM NON-EQUITY INCENTIVE AWARD AGREEMENT

THIS 2015 SHORT-TERM NON-EQUITY INCENTIVE AWARD AGREEMENT (this “Agreement”), which contains the terms and conditions for the non-equity incentive award (“Award”), is by and between THE WILLIAMS COMPANIES, INC., a Delaware corporation (the “Company”), and the individual identified on the last page hereof (the “Participant”).

1.    Grant of Award. Subject to the terms and conditions of this Agreement, and the 2015 Award Letter, the Company hereby grants to the Participant an award (the “Award) of <@Amount@> effective <@GrDt+C@> (the “Effective Date”). The Award, which is subject to adjustment under the terms of this Agreement, gives the Participant the opportunity to earn the right to receive the amount shown in the prior sentence if the Target goal, as established by the Compensation Committee of the Board of Directors of the Company (the “Committee”) in its meeting held on <@MeetingDate@>,, is achieved by the Company over the “Performance Period”, as established by the Committee. Until the Participant becomes vested in the Award under the terms of Paragraph 4, the Participant shall have no rights to the Award.

2.    Committee Decisions and Interpretations; Committee Discretion. The Participant hereby agrees to accept as binding, conclusive and final all actions, decisions and/or interpretations of the Committee, its delegates, or agents, upon any questions or other matters arising under this Agreement.

3.    Performance Measures; Amount of Award Payable to the Participant.

(a)    The Committee establishes (i) “Target” and “Stretch” goals during the Performance Period and (ii) the designated amount of the Award that may be received by a Participant based upon the achievement of each such goal during the Performance Period, all as more fully described in Subparagraphs 3(b) through 3(c) below. The amount of the Award that may be received by the Participant if the Target goal is reached is equal to the amount set forth in Paragraph 1 above.

(b)    The Award made to Participant and subject to this Agreement as reflected in Paragraph 1 above represents Participant’s opportunity to earn the right to payment upon (i) certification by the Committee that 100% of the Target goal for the Performance Period has been met and (ii) satisfaction of all the other conditions set forth in Paragraph 4 below.

(c)    Subject to the Committee’s discretion as set forth in Subparagraph 3(d) below and to satisfaction of all other conditions set forth in Paragraph 4 below, the actual amount of the Award earned by and payable to Participant upon certification of the performance results and satisfaction of all other conditions set forth in Paragraph 4 below will be determined based on the following ranging from 100% (at the Target goal), 200% (at the Stretch goal), and if applicable, 300% (at the Super Stretch Goal) of the amount of the Award depending on the level of performance certified by the Committee at the end of the Performance Period.

(d)    Notwithstanding (i) any other provision of this Agreement or (ii) certification by the Committee that targets for performance at or above the Target goal have been achieved during the Performance Period, the Committee may in its sole and absolute discretion reduce, but not below zero (0), the amount of the Award payable to the Participant based on such factors as it deems appropriate, including but not limited to the Company’s performance. Accordingly, any reference in this Agreement to the Award that (i) becomes payable, (ii) may be received by a Participant or (iii) is earned by a Participant, and any similar reference, shall be understood to mean the amount of the Award that is received, payable or earned after any such reduction is made.

4.     Vesting; Legally Binding Rights.

(a)    Notwithstanding any other provision of this Agreement, a Participant shall not be entitled to any payment of the Award under this Agreement unless and until such Participant obtains a legally binding right to such Award and satisfies all applicable vesting conditions for such payment, as set forth in this Paragraph 4. Awards that do not vest on or prior to the Maturity Date, in accordance with this Paragraph 4, will be forfeited.

(b)    Except as otherwise provided in Subparagraphs 4(c) – 4(f) below and subject to the provisions of Subparagraph 3(d) above, the Participant shall vest in the Award under this Agreement only if and at the time that both of the following conditions are fully satisfied:

(i)    The Participant remains an active employee of the Company or any of its Affiliates on <@MaturityDate@> (the “Maturity Date”); and

(ii)    The Committee certifies that the Company has met performance targets above the Target goal as defined by the Committee for the performance period beginning <@BeginDate@> and ending <@EndDate (the “Performance Period”). Certification, if any, by the Committee for the Performance Period shall be made by the Maturity Date or as soon thereafter as is administratively practicable.

(c)    If a Participant (i) dies or becomes Disabled (as defined below) prior to the Maturity Date while an active employee of the Company or any of its Affiliates, and (ii) the Committee certifies, in its sole discretion, that the performance measures for the Performance Period have been satisfied under Subparagraph 4(b)(ii) above, the Participant shall, upon such certification and as of the Maturity Date, vest in that portion of the Award the Participant would otherwise have received for the Performance Period in accordance with Subparagraphs 3(a) through 3(d) above, if any, as determined by the Committee in its sole discretion. The amount of such Award will be prorated to reflect that portion of the Performance Period prior to such Participant’s ceasing to be an active employee of the Company and its Affiliates. The pro rata Award in which the Participant may become vested in such case shall equal the amount determined by multiplying (A) the amount the Participant would otherwise have received for the Performance Period, determined as described above, times (B) a fraction, the numerator of which is the number of full and partial months in the period that begins with the month following the month that contains the Effective Date and ends on (and includes) the date the Participant ceases being an active employee of the Company and its Affiliates, and the denominator of which is the total number of full and partial months in the period that begins with the month following the month that contains the Effective Date and ends on (and includes) the Maturity Date.

(d)    As used in this Agreement, the following terms shall have the meanings described below:

(i)    A Participant shall be considered “Disabled” if such Participant (A) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (B) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Participant’s employer. Notwithstanding the foregoing, all determinations of whether a Participant is Disabled shall be made in accordance with the definition of such term under Treasury Regulation § 1.409A-3(i)(4), as it may be amended from time to time.

(ii)    “Separation from Service” means a Participant’s termination or deemed termination from employment with the Company and its Affiliates (as defined in (iii) below). For purposes of determining whether a Separation from Service has occurred, the employment relationship is treated as continuing intact while the Participant is on military leave, sick leave or other bona fide leave of absence if the period of such leave does not exceed six (6) months, or if longer, so long as the Participant retains a right to reemployment with his or her employer under an applicable statute or by contract. For this purpose, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Participant will return to perform services for his or her employer. If the period of leave exceeds six (6) months and the Participant does not retain a right to reemployment under an applicable statute or by contract, the employment relationship will be deemed to terminate on the first date immediately following such six (6) month period. Notwithstanding the foregoing, if a leave of absence is due to any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six (6) months, and such impairment causes the Participant to be unable to perform the duties of the Participant’s position of employment or any substantially similar position of employment, a twenty-nine (29) month period of absence shall be substituted for such six (6) month period. For purposes of this Agreement, a Separation from Service will be deemed to occur on the date as of which the facts and circumstances indicate either that, after such date: (A) the Participant and the Company reasonably anticipate the Participant will perform no further services for the Company and its Affiliates (whether as an employee or an independent contractor) or (B) that the level of bona fide services the Participant will perform for the Company and its Affiliates (whether as an employee or independent contractor) will permanently decrease to no more than twenty (20%) of the average level of bona fide services performed by the Participant over the immediately preceding thirty-six (36) month period or, if the Participant has been providing services to the Company and its Affiliates for less than thirty-six (36) months, the full period over which the Participant has rendered services, whether as an employee or independent contractor. Notwithstanding the foregoing, all determinations of whether a Participant has incurred a “Separation from Service” shall be made in accordance with the definition of such term under Treasury Regulation § 1.409A-1(h), as it may be amended from time to time.

(ii)    As used in this Agreement, “Affiliate” means all persons with whom the Company would be considered a single employer under Section 414(b) of the Code, and all persons with whom such person would be considered a single employer under Section 414(c) of the Code.

(iv)    “Cause” means, from and after the occurrence of a Change in Control, unless otherwise defined in individual employment, change in control, or other severance agreement, the occurrence of any one or more of the following, as determined in the good faith and reasonable judgment of the Committee:

(v)    “Change Date” means, with respect to an Award, the date on which a Change in Control first occurs while the Award is outstanding.

(vi)    “Change in Control” means, unless otherwise defined in an individual Change in Control severance agreement, the occurrence of any one or more of the following:

(A)    any Person (as such term is used in Rule 13d 5 of the SEC under the Exchange Act) or group (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), other than a Controlled Affiliate or any employee benefit plan (or any related trust) sponsored or maintained by the Company or any of its Controlled Affiliates (a “Related Party”), becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of 20% or more of the common stock of the Company or of Voting Securities representing 20% or more of the combined voting power of all Voting Securities of the Company, except that no Change in Control shall be deemed to have occurred solely by reason of such beneficial ownership by a Person with respect to which both more than 75% of the common stock of such Person and Voting Securities representing more than 75% of the combined voting power of the Voting Securities of such Person are then owned, directly or indirectly, by the persons who were the direct or indirect owners of the common stock and Voting Securities of the Company immediately before such acquisition, in substantially the same proportions as their ownership, immediately before such acquisition, of the common stock and Voting Securities of the Company, as the case may be; or

(B)    the Company’s Incumbent Directors (determined using the date of the Award as the baseline date) cease for any reason to constitute at least a majority of the directors of the Company then serving; or

(C)    consummation of a merger, reorganization, recapitalization, consolidation, or similar transaction (any of the foregoing, a “Reorganization Transaction”), other than a Reorganization Transaction that results in the Persons who were the direct or indirect owners of the outstanding common stock and Voting Securities of the Company immediately before such Reorganization Transaction becoming, immediately after the consummation of such Reorganization Transaction, the direct or indirect owners, of both at least 65% of the then outstanding common stock of the Surviving Corporation and Voting Securities representing at least 65% of the combined voting power of the then outstanding Voting Securities of the Surviving Corporation, in substantially the same respective proportions as such Persons’ ownership of the common stock and Voting Securities of the Company immediately before such Reorganization Transaction; or

(D)    consummation of a plan or agreement for the sale or other disposition of all or substantially all of the consolidated assets of the Company or a plan of complete liquidation of the Company, other than any such transaction that would result in (I) a Related Party owning or acquiring more than 50% of the assets owned by the Company immediately prior to the transaction or (II) the Persons who were the direct or indirect owners of the outstanding common stock and Voting Securities of the Company immediately before such transaction becoming, immediately after the consummation of such transaction, the direct or indirect owners, of more than 50% of the assets owned by the Company immediately prior to the transaction.

Notwithstanding the occurrence of any of the foregoing events, a Change in Control shall not occur with respect to a Participant if, in advance of such event, the Participant agrees in writing that such event shall not constitute a Change in Control.

(vii)    “Good Reason” means, unless otherwise defined in an individual employment, change in control or other severance agreement, the occurrence, upon or within two years following a Change in Control and without a Participant’s prior written consent, of any one or more of the following:

(A)    a material adverse reduction in the nature or scope of the Participant’s duties from the most significant of those assigned at any time in the 90-day period prior to a Change in Control; or

(B)    a significant reduction in the authority and responsibility assigned to the Participant; or

(C)    any material reduction in or failure to pay Participant’s base salary; or

(D)    a material reduction of Participant’s aggregate compensation and/or aggregate benefits from the amounts and/or levels in effect on the Change Date, unless such reduction is part of a policy applicable to peer employees of the Employer and of any successor entity; or

(E)    a requirement by the Company or an Affiliate that the Participant’s principal duties be performed at a location more than fifty (50) miles from the location where the Participant was employed immediately preceding the Change in Control, without the Participant’s consent (except for travel reasonably required in the performance of the Participant’s duties); provided such new location is farther from Participant’s residence than the prior location.

Notwithstanding anything in this Article 13 to the contrary, no act or omission shall constitute grounds for “Good Reason”:

(A)    Unless, at least 30 days prior to his termination, Participant gives a written notice to the Company or the Affiliate that employs Participant of his intent to terminate his employment for Good Reason which describes the alleged act or omission giving rise to Good Reason;

(B)    Unless such notice is given within 90 days of Participant’s first actual knowledge of such act or omission; and

(C)    Unless the Company or the Affiliate that employs Participant fails to cure such act or omission within the 30-day period after receiving such notice.

Further, no act or omission shall be “Good Reason” if Participant has consented in writing to such act or omission.

(viii)    “Incumbent Directors” means, determined as of any date by reference to any baseline date:

(A)    the members of the Board on the date of such determination who have been members of the Board since such baseline date; and

(B)    the members of the Board on the date of such determination who were appointed or elected after such baseline date and whose election, or nomination for election by stockholders of the Company or the Surviving Corporation, as applicable, was approved by a vote or written consent of two-thirds of the directors comprising the Company’s Incumbent Directors on the date of such vote or written consent, but excluding each such member whose initial assumption of office was in connection with (I) an actual or threatened election contest, including a consent solicitation, relating to the election or removal of one or more members of the Board or (II) a “tender offer” (as such term is used in Section 14(d) of the Exchange Act).

(ix)    “Retirement” shall have the meaning ascribed to such term in the Company’s governing tax-qualified retirement plan applicable to the Participant, or if no such plan is applicable to the Participant, in the good faith determination of the Committee.

(x)    “Surviving Corporation” means the corporation resulting from a Reorganization Transaction or, if securities representing at least 50% of the aggregate voting power of all Voting Securities of such resulting corporation are directly or indirectly owned by another corporation, such other corporation.

(xi)    “Voting Securities” of a corporation means securities of such corporation that are entitled to vote generally in the election of directors of such corporation.

(e)    If a Participant experiences a Separation from Service prior to the Maturity Date, the following vesting rules will apply:

(i)    If such Separation from Service occurs within two years following a Change in Control but prior to the end of the Performance Period, either voluntarily for Good Reason or involuntarily (other than due to Cause), the Participant shall vest in an Award equal to the amount of the Award that would otherwise be received by the Participant upon achievement of the Target goal. If such Separation from Service occurs within two years following a Change in Control, but after the end of the Performance Period and prior to payment, either voluntarily for Good Reason or involuntarily (other than due to Cause) the Participant shall vest in an Award equal to the amount of the Award that would otherwise be received by the Participant based upon actual performance as determined or deemed determined by the Committee.

(ii)    If (A) such Separation from Service is involuntary (other than due to Cause) and not described in Subparagraph 4(e)(i) above, (B) the Participant either receives benefits under a severance pay plan or program maintained by the Company or receives benefits under a separation agreement with the Company with respect to such Separation from Service, and (C) the Committee certifies, in its sole discretion, that the performance measures for the Performance Period have been satisfied under Subparagraph 4(b)(ii) above, the Participant shall, on the date of such certification and as of the Maturity Date, become vested in the Award the Participant would otherwise have received for the Performance Period in accordance with Paragraph 3 above, if any, as determined by the Committee in its sole discretion. The amount of such Award will be pro-rated to reflect that portion of the Performance Period prior to the Participant’s ceasing to be an active employee of the Company and its Affiliates. The pro rata amount of the Award which may become vested in such case shall equal the amount determined by multiplying (1) the amount of the Award the Participant would otherwise have received for the Performance Period, determined as described above, times (2) a fraction, the numerator of which is the number of full and partial months in the period that begins the month following the month that includes the Effective Date and ends on (and includes) the date the Participant ceases being an active employee of the Company and its Affiliates, and the denominator of which is the number of full and partial months in the period that begins the month following the month that contains the Effective Date and ends on (and includes) the Maturity Date.

(iii)    If (A) such Separation from Service is involuntary (other than due to Cause), not described in Subparagraph 4(e)(i) or (ii) above, and is due to a sale of a business or the outsourcing of any portion of a business engaged in by the Company or any of its Affiliates, (B) the Company or any of its Affiliates fails to make an offer of comparable employment to the Participant, as defined in a severance plan or program maintained by the Company, and (C) the Committee certifies, in its sole discretion, that the performance measures for the Performance Period have been satisfied under Subparagraph 4(b)(ii) above, the Participant shall, on the date of such certification and as of the Maturity Date, become vested in the Award the Participant would otherwise have received for the Performance Period in accordance with Paragraph 3, if any, as determined by the Committee in its sole discretion. The amount of such Award will be pro-rated to reflect that portion of the Performance Period prior to the Participant’s ceasing to be an active employee of the Company and its Affiliates. The pro rata amount of the Award in which the Participant may become vested on, but not prior to, the Maturity Date in such case shall equal the amount determined by multiplying (1) the amount of the Award the Participant would otherwise have received for the Performance Period, determined as described above, times (2) a fraction, the numerator of which is the number of full and partial months in the period that begins the month following the month that contains the Effective Date and ends on (and includes) the date the Participant ceases being an active employee of the Company and its Affiliates, and the denominator of which is the total number of full and partial months in the period that begins the month following the month that contains the Effective Date and ends on (and includes) the Maturity Date. For purposes of this Subparagraph 4(e)(iii), a Termination of Affiliation shall constitute an involuntary Separation from Service.

(f)    if, in the event of a Change in Control, the acquiring or surviving company does not assume or continue this Award or does not provide an equivalent award(s) of substantially the same value, the Participant shall, immediately prior to the Change in Control, vest in the right to receive the Award that would otherwise be received by the Participant upon achievement of the Target goal.

5.    Payment of Award.

(a)
(i) The payment date for the Award in which a Participant becomes vested pursuant to Subparagraph 4(e)(i) above shall be the thirtieth (30th) day after such Participant’s Separation from Service, provided that if the Participant was a “key employee” within the meaning of Section 409A(a)(B)(i) of the Code immediately prior to his or her Separation from Service, payment shall not be made sooner than the earlier to occur of the following: (i) the date that is six (6) months following the date of such Separation from Service; and (ii) the date of the Participant’s death.

(ii) For purposes of this Subparagraph 5(a), “key employee” means an employee designated on an annual basis by the Company as of December 31 (the “Key Employee Designation Date”) as an employee meeting the requirements of Section 416(i) of the Code utilizing the definition of compensation under Treasury Regulation § 1.415(c)-2(d)(2). A Participant designated as a “key employee” shall be a “key employee” for the entire twelve (12) month period beginning on April 1 following the Key Employee Designation Date. Notwithstanding the foregoing, the term “key employee” will be defined in accordance with Treasury Regulation § 1.409A-1(i), as amended from time to time.

(b)    Any Award in which a Participant becomes vested pursuant to Paragraph 4 above, other than under Subparagraph 4(e)(i) , shall be paid during the calendar year containing the Maturity Date.

(c)    The Company will be entitled to deduct any federal, state, local or foreign income tax withholding or employment taxes as necessary from the Award.

6.    Other Provisions.

(a)    The Participant understands and agrees that payments under this Agreement shall not be used for, or in the determination of, any other payment or benefit under any continuing agreement, plan, policy, practice or arrangement providing for the making of any payment or the provision of any benefits to or for the Participant or the Participant’s beneficiaries or representatives, including, without limitation, any employment agreement, any change of control severance protection plan or any employee benefit plan as defined in Section 3(3) of ERISA, including, but not limited to qualified and non-qualified retirement plans.

(b)    The Participant agrees and understands that, subject to the limit expressed in clause (iii) of the following sentence, amounts otherwise payable under this Agreement, including without limitation any amounts payable to a deceased Participant’s beneficiary(ies), may be held as collateral for monies he/she owes to Company or any of its Affiliates, including but not limited to personal loan(s), Company credit card debt, relocation repayment obligations, or benefits from any plan that provides for pre-paid educational assistance. In addition, the Company may deduct from any payment to the Participant under this Agreement, or from any payment to his or her beneficiaries in the case of the Participant’s death, amounts intended to satisfy such debt, in whole or in part, provided that (i) such debt is incurred in the ordinary course of the employment relationship between the Company or any of its Affiliates and the Participant, (ii) the aggregate amount of any such debt-related collateral held or deduction made in any taxable year of the Company with respect to the Participant does not exceed $5,000, and (iii) the deduction is made at the same time and in the same amount as the debt otherwise would have been due and collected from the Participant.

(c)    The Participant acknowledges that this Award and similar awards are made on a selective basis and are, therefore, to be kept confidential.

(d)    The Award or the Participant’s interest in a potential future Award, may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered at any time prior to both (i) the Participant’s becoming vested in the Award and (ii) payment of the Award under this Agreement.

(e)    If the Participant at any time forfeits any or all of the Award pursuant to this Agreement, the Participant agrees that all of the Participant’s rights to and interest in such Award issuable thereunder shall terminate upon forfeiture without payment of consideration.

(f)    The Committee shall determine, in its sole discretion, whether an event has occurred resulting in the forfeiture of the Award under this Agreement. All such determinations of the Committee shall be final and conclusive.

(g)    With respect to the right to receive payment under this Agreement, nothing contained herein shall give the Participant any rights that are greater than those of a general creditor of the Company.

(h)    The obligations of the Company under this Agreement are unfunded and unsecured. Each Participant shall have the status of a general creditor of the Company with respect to amounts due, if any, under this Agreement.

(i)    The parties to this Agreement intend that payments made hereunder will be either exempt from, or meet the requirements of, Section 409A of the Code, and the Agreement shall be interpreted in a manner consistent with such intent. If it is determined that any provision in this Agreement would result in the imposition of an applicable tax or penalty under Section 409A of the Code and related guidance issued by the Internal Revenue Service, the Agreement may be reformed by the Company, in its sole discretion, to avoid potential imposition of the applicable tax or penalty. No action taken to comply with Section 409A of the Code shall be deemed to adversely affect the Participant’s rights (or the rights of any other person claiming by, through or under the Participant) under this Agreement or to require the Participant’s consent; provided, however, that neither the Company nor any of its officers, employees, or agents shall have any liability if the Agreement is not reformed as described above.

(j)    The Participant hereby automatically becomes a party to this Agreement whether or not he or she accepts the Award electronically or in writing in accordance with procedures of the Committee, its delegates or agents.

(k)    Nothing in this Agreement shall interfere with or limit in any way the right of the Company or an Affiliate to terminate the Participant’s employment or service at any time, nor confer upon the Participant the right to continue in the employ of the Company and/or an Affiliate.

(l)    The Participant hereby acknowledges that the Award is nontransferable by Participant and that any attempt by Participant to transfer the Award will be void and unenforceable. Further, Participant acknowledges and agrees that nothing in this Agreement shall be construed as requiring the Committee to recognize a domestic relations order with respect to this Award.

(m)    Except as otherwise specifically permitted herein, no termination, amendment or modification of this Award Agreement, other than amendments or modifications required by applicable law, shall adversely affect in any material way this Award without the written consent of the Participant.

(n)    This Award Agreement will be construed in accordance with and governed by the laws of the State of Delaware, other than its laws respecting choice of law.

(o)    Nothing in this Award Agreement shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment at any time, for any or no reason, or shall confer upon the Participant the right to continue in the employ or as an officer of the Company or any Affiliate.

7.    Notices. All notices to the Company required hereunder shall be in writing and delivered by hand or by mail, addressed to The Williams Companies, Inc., One Williams Center, Tulsa, Oklahoma 74172, Attention: Scott Graybill. Notices shall become effective upon their receipt by the Company if delivered in the foregoing manner.

8.    Forfeiture and Clawback. Notwithstanding any other provision of this Agreement to the contrary, by accepting the Award represented by this Agreement, the Participant acknowledges that any incenti ve-based compensation paid to the Participant hereunder may be subject to recovery by the Company under any clawback policy that the Company may adopt from time to time, including without limitation any policy that the Company may be required to adopt under Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Participant further agrees to promptly return any such incentive-based compensation which the Company determines it is required to recover from the Participant under any such clawback policy.

9.    Tax Consultation. The Participant understands he or she may incur tax consequences as a result of the Award. The Participant hereby acknowledges that he or she is liable for any and all such tax consequences and is responsible for determining whether to consult his or her personal tax and/or financial consultant(s) in connection with the acquisition of the Award. The Participant further acknowledges that he or she is not relying, and will not rely, on the Company for any tax advice.

THE WILLIAMS COMPANIES, INC.

By:_________________________
Alan S. Armstrong
President and CEO

By: _________________________
Participant: <@Name@>